                                                        -1-
                                               AMENDED AND RESTATED
                                            SERVICE PLAN AND AGREEMENT

                                                       with

                                        OppenheimerFunds Distributor, Inc.

                                               For Class A Shares of

                                          Oppenheimer Trinity Value Fund

This Amended and Restated  SERVICE PLAN AND  AGREEMENT  (the "Plan") is dated as of the 14th day of June,  2002, by
and  between  Oppenheimer   Trinity  Value  Fund  (the  "Fund")  and   OppenheimerFunds   Distributor,   Inc.  (the
"Distributor").

1.       The Plan.  This Plan is the Fund's  written  service  plan for its Class A Shares  described in the Fund's
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registration  statement as of the date this Plan takes effect,  contemplated by and to comply with Rule 2830 of the
Conduct Rules of the National  Association of Securities  Dealers,  Inc., pursuant to which the Fund will reimburse the  Distributor  for a portion of its costs incurred in connection  with the personal  service and  maintenance of shareholder  accounts  ("Accounts")  that hold Class A Shares (the "Shares") of the Fund. The Fund may be deemed to be acting as  distributor  of  securities  of which it is the issuer,  pursuant to Rule 12b-1 under the  Investment
Company Act of 1940 (the "1940 Act"),  according to the terms of this Plan.  The  Distributor  is authorized  under the Plan to pay "Recipients," as hereinafter  defined,  for rendering services and for the maintenance of Accounts.
Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient"  shall mean any broker,  dealer,  bank or other  institution  which: (i) has rendered services in  connection  with the personal  service and  maintenance  of Accounts;  (ii) shall furnish the
         Distributor (on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer  such  questions  as may  arise  concerning  such  service;  and  (iii)  has been  selected  by the
         Distributor to receive payments under the Plan.  Notwithstanding  the foregoing,  a majority of the Fund's
         Board of Trustees  (the  "Board")  who are not  "interested  persons" (as defined in the 1940 Act) and who have no  direct  or  indirect  financial  interest  in the  operation  of this  Plan or in any  agreements relating  to this  Plan  (the  "Independent  Trustees")  may  remove  any  broker,  dealer,  bank or other institution  as a Recipient,  whereupon  such entity's  rights as a third-party  beneficiary  hereof shall terminate.

         (b)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by: (i) such  Recipient,  or (ii) such  brokerage or other  customers,  or  investment  advisory or other clients of such  Recipient  and/or  accounts as to which such  Recipient is a fiduciary or custodian or co-fiduciary or co-custodian  (collectively,  the  "Customers"),  but in no event shall any such Shares be deemed  owned by more than one  Recipient  for  purposes of this Plan.  In the event that two  entities would otherwise  qualify as Recipients as to the same Shares,  the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.
3.       Payments.
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         (a) Under the Plan, the Fund will make payments to the  Distributor,  within  forty-five  (45) days of the end of each  calendar  quarter,  in the  amount of the  lesser  of:  (i)  0.25% on an annual  basis of the average  during the calendar  quarter of the aggregate  net asset value of the Shares,  computed as of the close of each business day, or (ii) the  Distributor's  actual expenses under the Plan for that quarter of the type  approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make payments to the
         Distributor in excess of the amount the  Distributor  pays to Recipients.  The  Distributor  will use such fee  received  from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its other  expenditures  and costs of the type approved by the Board incurred in connection  with the personal service  and  maintenance  of  Accounts  including,  but not limited  to, the  services  described  in the following  paragraph.  The Distributor  may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

                  The services to be rendered by the  Distributor  and  Recipients in connection  with the personal service  and the  maintenance  of  Accounts  may  include,  but shall not be limited  to,  the  following:
         answering routine inquiries from the Recipient's  customers  concerning the Fund, providing such customers with  information  on their  investment  in Shares,  assisting in the  establishment  and  maintenance  of accounts or  sub-accounts in the Fund,  making the Fund's  investment  plans and dividend  payment options available,  and providing such other  information  and customer  liaison  services and the  maintenance of
         Accounts as the  Distributor or the Fund may reasonably  request.  It may be presumed that a Recipient has provided  services  qualifying for compensation  under the Plan if it has Qualified  Holdings of Shares to entitle it to payments  under the Plan. In the event that either the  Distributor or the Board should have reason  to  believe  that,  notwithstanding  the  level of  Qualified  Holdings,  a  Recipient  may not be rendering  appropriate  services,  then the  Distributor,  at the request of the Board,  shall require the
         Recipient  to provide a written  report or other  information  to verify that said  Recipient is providing appropriate  services in this regard. If the Distributor  still is not satisfied,  it may take appropriate steps to terminate the  Recipient's  status as such under the Plan,  whereupon  such entity's  rights as a third-party beneficiary hereunder shall terminate.

                  Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying  charges  or  other  financial  costs,  or  allocation  of  overhead  by  the
         Distributor,  or for any other  purpose  other  than for the  payments  described  in this  Section 3. The amount payable to the Distributor each quarter will be reduced to the extent that  reimbursement  payments otherwise  permissible  under  the Plan  have not been  authorized  by the  Board  for that  quarter.  Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

(b)      The Distributor  shall make payments to any Recipient  quarterly,  within  forty-five (45) days of the end of each  calendar  quarter,  at a rate not to  exceed  0.25% on an  annual  basis of the  average during the calendar  quarter of the  aggregate  net asset value of the Shares  computed as of the close of each  business  day,  of  Qualified  Holdings  owned  beneficially  or of  record by the
                  Recipient or by its Customers.  However,  no such payments shall be made to any Recipient for any such  quarter  in  which  its  Qualified  Holdings  do not  equal or  exceed,  at the end of such quarter, the minimum amount ("Minimum Qualified  Holdings"),  if any, to be set from time to time by a majority of the Independent Trustees.

         Alternatively,  the Distributor  may, at its sole option,  make the following  service fee payments to any
         Recipient  quarterly,  within  forty-five  (45) days of the end of each  calendar  quarter:  (A)  "Advance
         Service Fee  Payments"  at a rate not to exceed 0.25% of the average  during the  calendar  quarter of the aggregate  net asset  value of Shares,  computed  as of the close of  business  on the day such Shares are sold,  constituting  Qualified Holdings,  sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed
         0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate net asset value of
         Shares,   computed  as  of  the  close  of  each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers  for a period of more than one (1) year.
         At the  Distributor's  sole option,  Advance  Service Fee Payments may be made more often than  quarterly, and sooner than the end of the  calendar  quarter.  In the event  Shares are  redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated  to and will repay the  Distributor  on demand a pro rata  portion  of such  Advance  Service  Fee  Payments,  based on the ratio of the time such
         Shares were held to one (1) year.

         A majority of the  Independent  Trustees  may at any time or from time to time  increase  or decrease  and thereafter  adjust the rate of fees to be paid to the  Distributor or to any Recipient,  but not to exceed the rate set  forth  above,  and/or  increase  or  decrease  the  number of  shares  constituting  Minimum
         Qualified  Holdings.  The Distributor  shall notify all Recipients of the Minimum  Qualified  Holdings and
         the rate of payments  hereunder  applicable to  Recipients,  and shall provide each Recipient with written notice within  thirty (30) days after any change in these  provisions.  Inclusion of such  provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

         (c)      Under the Plan, payments may be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI") from its own  resources  (which may include  profits  derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.       Selection  and  Nomination of Trustees.  While this Plan is in effect,  the  selection or  replacement  of
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Independent  Trustees  and the  nomination  of those  persons to be  Trustees  of the Fund who are not  "interested persons" of the Fund shall be  committed  to the  discretion  of the  Independent  Trustees.  Nothing  herein shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement  of others in such  selection or nomination if the final  decision on any such  selection and  nomination is approved by a majority of the incumbent
Independent Trustees.

5.       Reports.  While this Plan is in effect,  the  Treasurer  of the Fund shall  provide at least  quarterly  a
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written  report to the Fund's  Board for its review,  detailing  the amount of all payments  made  pursuant to this
Plan,  the identity of the Recipient of each such payment,  and the purposes for which the payments were made.  The report shall state  whether all  provisions  of Section 3 of this Plan have been  complied  with.  The  Distributor shall  annually  certify  to the Board the  amount of its total  expenses  incurred  that year with  respect to the personal  service and maintenance of Accounts in conjunction  with the Board's annual review of the continuation of the Plan.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
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such  agreement  may be  terminated  at any time,  without  payment of any  penalty,  by vote of a majority  of the
Independent  Trustees  or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the Fund's outstanding  voting  securities of the Class,  on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the
1940 Act);  (iii) it shall go into effect when  approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as  herein  provided,  continue  in  effect  from year to year  only so long as such  continuance  is  specifically approved at least  annually by the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
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Independent  Trustees cast in person at a meeting  called on April 11, 2002 for the purpose of voting on this Plan.
Unless  terminated as  hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year  thereafter or as the Board may otherwise  determine only so long as such  continuance is specifically  approved at least annually by the Board and its  Independent  Trustees by a vote cast in person at a meeting  called for the purpose of voting on such  continuance.  This Plan may be terminated at any time by vote of a majority  of the  Independent  Trustees  or by the vote of the  holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting  securities of Class A. This Plan may not be amended to increase  materially the amount of payments to be made without approval of the Class A Shareholders,  in the manner described  above,  and all  material  amendments  must be  approved  by a vote of the Board and of the  Independent
Trustees.

8. Disclaimer of Shareholder and Trustee  Liability.  The Distributor  understands that the obligations of the Fund
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under this Plan are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents  that it has notice of the provisions of the Declaration of
Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                            Oppenheimer Trinity Value Fund

                                            By:      /s/ Robert G. Zack
                                                     Robert G. Zack, Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:      /s/ Katherine Feld
                                                     Katherine P. Feld,
                                                     Vice President & Secretary

N1a\381\Orgdocs\381-ServPlnAgreeA-(0602).doc